UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	The Corporation held its Annual Meeting of Shareholders on Tuesday, November 27, 2018 in Riverside, California.

(b)
There were present at the meeting in person or by proxy the holders of 6,685,550 shares of the Corporation's common stock, representing 89.10 percent of the total votes eligible to be cast, constituting a majority and a quorum of the outstanding shares entitled to vote.  The results of the vote for the four items presented at the meeting were as follows:

1.	Election of Directors:
Shareholders elected the following nominees to the Board of Directors for a three-year term ending 2021 by the following vote:

	For		Withheld		Broker Non-Vote
Nominee	Number of Votes	Percentage	Number of Votes	Percentage	Number of Votes	Percentage
Judy A. Carpenter	4,848,490	91.00	479,771	9.00	1,357,289	N/A
William E. Thomas	4,772,841	89.58	555,420	10.42	1,357,289	N/A

The following directors, who were not up for re-election at the Annual Meeting of Shareholders, will continue to serve as directors: Joseph P. Barr, Bruce W. Bennett, Debbi H. Guthrie, Craig G. Blunden and Roy H. Tylor.

2.	Advisory Approval of Executive Compensation:
Shareholders approved the advisory resolution for executive compensation by the following vote:

	Number of Votes	Percentage
For	3,336,139	62.61
Against	1,834,929	34.44
Abstain	157,193	2.95
Broker Non-Vote	1,357,289	N/A

3.	Ratification of Appointment of Independent Auditor:
Shareholders ratified the appointment of Deloitte & Touche LLP as the Corporation's independent auditor for the fiscal year ending June 30, 2019 by the following vote:

	Number of Votes	Percentage
For	6,683,563	99.97
Against	28	0.00
Abstain	1,959	0.03

(c)	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2018	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Donavon P. Ternes
Donavon P. Ternes
President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)